LOAN AGREEMENT

                                    (LENDER)
                       FIRST NATIONAL BANK OF NEW ENGLAND
                      12020 Sunrise Valley Drive, Suite 270
                                Reston, VA 20191

                                       AND

                                   (BORROWER)
                            SMITH-MIDLAND CORPORATION
                                5119 Catlett Road
                                Midland, VA 22728

                                       AND
                                  (GUARANTORS)
              Smith-Midland Corporation, a Virginia corporation
              Easi-Set Industries, Inc., a Virginia corporation
           Smith-Carolina Corporation, a North Carolina corporation
            Concrete Safety Systems, Inc., a Virginia corporation
          Midland Advertising & Design, Inc., a Virginia corporation

Your request for First National Bank of New England ("LENDER") to extend a loan in the amount of $4,000,000 with a United States Department of Agriculture Rural Business-Cooperative Service (f/k/a Farmers Home Administration, hereafter referred to as "Agency") 80.00% Guarantee has been approved subject to the following provisions:

1.    Requirements:
      (a) The Borrower shall pay a guaranty fee of 2% of the amount guaranteed prior to the disbursement of the loan.

      (b) The Borrower shall execute all instruments and agreements as Lender may require in order to document the loan, including:
      1.    Promissory Note;
      2.    Commercial Loan Financial Condition Affidavits;
      3.    Mortgage Deed;
      4.    Guarantee Agreement;
      5.    Assignment of Lease with Right to Reassignment of Lease;
      6.    Lessors Agreement;
      7.    Environmental Indemnity Agreement;
      8.    Security Agreements;
      9.    UCC-1 financing statements;

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      10.   Any such other instruments and agreements as Lender or Lender's counsel may require in connection herewith.
2.    This Authorization is subject to:

(a) Receipt by Lender of evidence that there has been no unremedied adverse change since the date of application, or since any of the preceding disbursements, in the financial or any other condition of Borrower or Guarantors, which would warrant withholding or not making any such disbursement or any further disbursement.

(b) The representations made by Borrower in its loan application, the requirements or conditions set forth in Lender's application form, including the supporting documents thereto, the conditions set forth herein and any future conditions imposed by Lender (with prior Agency approval).

3.    Terms of Loan:

(a)   Repayment term, interest rate(s) and maturity.

      NOTE PAYABLE: The undersigned will pay principal and interest by making payments in the initial amount of $37,087.27 on the first day of each month beginning on August 1, 1998. The undersigned will make these payments until they have paid in full all principal and interest and any other sums due hereunder. Notwithstanding the foregoing, the entire indebtedness evidenced by this Note, including, but not limited to, all outstanding principal and accrued and unpaid interest, shall be due and payable in full on the twenty-third (23th) anniversary date of this Note.

      The undersigned's initial monthly payments shall be calculated in accordance with the full amortization of the loan evidenced by this Note by level monthly payments of principal and interest over a twenty-three (23) year period at the interest rate applicable on the date hereof. On each Adjustment Date (as herein defined), the amount of the monthly payments will be adjusted so as to provide for the full amortization of the then outstanding principal at the interest rate established at each Adjustment Date in level monthly payments of principal and interest over the remaining term of the original twenty-three
            (23) year amortization period.



      Interest Rate

      Interest shall accrue on the outstanding principal amount of this Note at a per annum rate of one and one-half (1.50%) percentage points above the Prime Rate on a floating basis. The initial interest rate hereunder is ten (10.0%) percent. On October 1, 1998 and on the first day of each, January, April, July, and October thereafter until all sums due hereunder are paid in full (each being referred to as an "Adjustment Date"), the interest rate on the unpaid principal balance hereunder shall be adjusted, without notice or demand, to a per annum rate of one and one-half percentage points above the Prime Rate in effect on the applicable Adjustment Date (or the following business day in the event that such Adjustment Date falls on a Saturday, Sunday or holiday), which such rate shall remain in effect until the succeeding Adjustment Date. Interest hereunder shall be computed on a daily basis and on the basis of a Three Hundred Sixty (360) day year and a thirty (30) day month. The undersigned further agrees to pay all taxes levied or assessed on this Note or the debt evidenced hereby against the holder of this Note, and further agrees to pay all costs, expenses and attorneys' fees incurred in any action to collect this Note or to defend, protect, preserve, or realize upon or foreclose any mortgage or security agreement securing this Note or to protect, defend, preserve, foreclose or sustain the lien of said mortgage or security agreement or in any litigation or controversy arising from or connected with said mortgage, security agreement, or this Note. As used herein, "Prime Rate" shall mean the lowest New York prime rate as set forth in the money rate section of the Wall Street Journal (or in any successor publication).

      In the event of prepayment, the Borrower will pay a penalty of 5% of the prepayment amount in year 1, 4% in year 2, 3% in year 3, 2% inyear 2, and 1% in year 5. The Borrower may prepay the loan in part or in full in years 6-23 without penalty, provided three weeks prior written notice is given to Lender.

      Holder should give written notice to the undersigned of each increase or decrease in the interest (and change in installment amount, if applicable) within thirty days after the effective date of each rate adjustment; however, the fluctuation of the interest rate is not contingent on whether the notice is given.

      If  the  undersigned   shall  be  in  default  in  payment  due  on  the
            indebtedness herein and the Agency purchases its guaranteed portion of said indebtedness, the rate of interest on both the guaranteed and unguaranteed portions herein shall become fixed at the rate in effect as of the date of default. If the undersigned shall not be in default in payment when Agency purchases its guaranteed portion, the rate of interest on both the guaranteed and unguaranteed portions herein shall be fixed at the rate in effect as of the date of purchase by Agency.
      All payments received by the Lender, at the option of the Lender, shall be applied first to any outstanding charges and expenses incurred by the Lender in connection with this Note or any documents executed in connection with this Note, then to any unpaid and accrued interest and finally to the outstanding principal due under the Note. The undersigned agrees that the interest shall accrue at the foregoing rate on unpaid balance before and after maturity, by acceleration or otherwise.

      The Borrower hereby grants to the Lender and Holder hereof a lien and right of set-off for all of the Borrower's liabilities to Lender or Holder upon and against all of the Borrower's deposits, credits, and other property now owned or hereafter in the possession or control of Lender or Holder or in transit to. The Lender or Holder may at any time may apply the same or any part thereof to any of the Borrower's liabilities to Lender or Holder, whether or not matured at the time of such application, at any time after the occurrence of an "Event of Default" under the loan documents executed in connection herewith.

      Borrower agrees to pay a late charge equal to 5% of the payment amount due if such payment is not received within ten days of the due date. Funds received from the borrower will be applied first to interest to the date of receipt, then to principal and then to the late fee.

      The Borrower agrees that, in addition to other events of default stated in the Note or related loan documents, each of the following shall constitute an "event of default" under the Note:

            1. Failure of Borrower or any Guarantor to pay or perform any of Borrower's or Guarantor's liabilities or obligations to Lender.

            2. If Borrower or any Guarantor of any obligation of Borrower to Lender or Holder shall be in default under any security agreement, mortgage or other agreement governing, securing or relating to this Loan.

      (b) Use of Proceeds of Loan as follows (show specific uses for which loan is authorized):

            1. Approximately $2,895,376 for debt refinance to various creditors as identified in Schedule A
            2.    Approximately $500,000 for building improvements
            3.    Approximately $409,000 for equipment
            4.    Approximately $195,624 for working capital and closing costs.
            5.    Balance, if any, to pay closing costs and working capital.

NOTE: DISBURSEMENT OF LOAN PROCEEDS SHALL BE BY TWO PARTY CHECKS (PAYABLE TO
      BORROWER AND VENDOR, OR TO BORROWER AND CREDITOR), TO ASSURE THAT USE OF PROCEEDS COMPLIES WITH THIS LOAN AUTHORIZATION.

(c)   Collateral:

      1. First mortgage on land and buildings located at 5119 Catlett Drive, Midland VA.

      2. First mortgage on 19.1 acres of raw land located at south Side of Route 28, Midland VA.

      3. First mortgage on land and buildings located at 1088 NC 65, Reidsville, N.C.

      4. Title Insurance in the amount of the loan and in form and content satisfactory to Lender shall be obtained for all mortgages and shall not contain any mechanics' lien or survey exceptions.

      5. A first security interest in all machinery and equipment, including power driven machinery and equipment (including titled motor vehicles), furniture and fixtures, leasehold improvements, and general intangibles now owned, to be acquired with loan proceeds or hereafter acquired together
                  with   all    replacements    thereof,    all   attachments,
                  accessories, parts and tools belonging thereto or for use in connection therewith and proceeds of the same.
                  UCC SEARCH BEFORE AND AFTER RECORDING REQUIRED.
                  ----------------------------------------------

       6. A second security interest in all accounts receivable and inventory now owned, to be acquired with loan proceeds or hereafter acquired together with all replacements
                  thereof,   all attachments,  accessories, parts and tools
                  belonging thereto or for use in connection therewith and proceeds of the same subject only to a first security interest held by First National Bank of New England having an approximate unpaid balance of $500,000
                  UCC SEARCH  BEFORE AND AFTER  RECORDING REQUIRED
                  ------------------------------------------------




        7. The unlimited corporate gurantees of Smith-Midland Corporation, a Virginia corporation; Easi-Set Industries, Inc., a Virginia corporation; Smith-Carolina Corporation, a North Carolina corporation; Concrete Safety Systems, Inc., a Virginia corporation; and Midland Advertising
                  & Design,  Inc.,  a Virginia  corporation secured by first
                  security interests in all  machinery  and   equipment,
                  including   power  driven machinery and equipment  (excluding
                  titled motor vehicles), furniture and fixtures, leasehold improvements, and general intangibles now owned, to be acquired with loan proceeds or hereafter acquired together with all replacements thereof, all attachments, accessories, parts and tools belonging thereto or for use in connection therewith and proceeds of the same and second security interests in all accounts receivable and inventory now owned, to be acquired with loan proceeds or hereafter acquired together with all replacements thereof, all attachments, accessories, parts and tools belonging thereto or for use in connection therewith and proceeds of the same subject only to a first security interest held by First National Bank of New England having an approximate unpaid balance of $500,000 UCC SEARCH BEFORE AND AFTER RECORDING REQUIRED
                  ----------------------------------------------

            8. Assignment of life insurance with acknowledgment of home office on Rodney Smith in the amount of $1,000,000 which
                  shall be decreasing  term  or  existing   permanent  type
                  insurance. Original policy to be retained by Lender. No additional life insurance is to be purchased from business income or assets without prior written approval of Agency. Proceeds from life insurance policies shall be applied at the time of death to repay the outstanding balance for the following loans: (a) $4,000,000 Agency term loan; (b) $500,000 Lender line of credit.

            Note:  Assignment  of  life  insurance  shall  be by  an  absolute assignment properly acknowledged by home office of insurer. Lender shall not be named as beneficiary of the policy.

            9. Monthly tax escrow to be collected for all mortgaged properties equal to 1/12th of the annual real estate tax obligation.

4. To further induce Lender to make and Agency to guarantee this Loan, Lender and Agency impose the following conditions:

      (a) Execution of all documents required in Item 1 above.

      (b) Reimbursable Expenses - Borrower will, on demand, reimburse Lender for any and all expenses incurred, or which may be hereafter incurred, by Lender from time to time in connection with or by reason of Borrower's application for and the making and administration of the Loan.

      (c) Books, Records, and Reports - Corporate Borrower will at all times keep proper books of account in a manner satisfactory to Lender and/or Agency. Corporate Borrower hereby authorizes Lender or Agency to make or cause to be made, at Corporate Borrower's expense and in such manner and at such times as Lender or Agency may require, (a) inspections and audits of any books, records and papers in the custody or control of Corporate Borrower or others, relating
          to  Corporate   Borrower's   financial  or  business   conditions,
          including  the making of copies  thereof and  extracts  therefrom, and (b) inspections and appraisals of any of Corporate Borrower's assets. At a minimum, Lender will require an annual examination
          to  be  conducted  at  Corporate  Borrowers   headquarters.   Such
          examination will inspect the books and records of the Corporate Borrower and the collateral of the Lender. Corporate Borrower will furnish to Lender and AGENCY for the twelve (12) month period ending December 31, 1998 and annually thereafter (no later than 3 months following the expiration of any such period) and at such other times and in such form as Lender may prescribe,
          Corporate  Borrower's   independent   CPA-prepared   audit-quality
          consolidated  financial statements including Balance Sheet, Profit
          and  Loss  Statement,   Cash  Flow  Statement,   and  supplemental
          schedules   of  Cost  of  Goods  Sold  and   Operating   Expenses.
          Corporate Borrower will submit to Lender quarterly prepared financial statements prepared by management. Corporate Borrower hereby authorizes all Federal, State, and municipal authorities
          to  furnish   reports   of   examinations,   records,   and  other
          information from reports, returns, files and records of such authorities upon request therefor by Lender or Agency.

     (d) Borrower shall not execute any contracts for management consulting services without prior approval of Lender and Agency.

     (e) Distributions and Compensation - Borrower will not, without the prior written consent of Lender or Agency (a) if Borrower is a corporation, declare or pay any dividend or make any distribution upon its capital stock, or purchase or retire any of its capital stock, or consolidate or merge with any other company, or give any
          preferential  treatment,   make  any  advance,   directly  or
          indirectly, by way of loan, gift, bonus, or otherwise, to any company directly or indirectly, controlling or affiliated with or controlled by Borrower, or any other company, or to any officer, director or employee of Borrower, or of any such company, (b) if Borrower is a partnership or individual make any distribution of
          assets  of  the  business  of  Borrower,   other  than  reasonable
          compensation for services, or give any preferential treatment, make any advance, directly or indirectly, by way of loan, gift, bonus, or otherwise, to any partner or any of its employees, or to any company directly or indirectly controlling or affiliated with or controlled by Borrower, or any other company.

     (f)  Other Provisions:

          1. Corporate Borrower shall not in any way alter its form of business organization without the prior written consent of Lender.

          2. Prior to the first disbursement Lender shall be in receipt of satisfactory evidence that all applicable taxes have been paid and all zoning regulations and all licensing regulations have been complied with.

INSURANCE PROVISIONS

          3. Borrower shall provide and maintain hazard insurance on all Real Estate mortgaged to lender in such amounts and for such coverage as shall be satisfactory in all respects to Lender. Said insurance shall be maintained for the life of the loan.

              Policy coverage on real property shall designate Lender as mortgagee under a standard or New York mortgage clause and shall provide a minimum to ten (10) days written notice to Lender of cancellation.

          4.  Prior to first  disbursement,  the lender must be in receipt of
              evidence of  the   kind   described   below   from   an
              independent authoritative source which is sufficient to indicate to the lender that the properties are not in special flood hazard areas (SFHA). Property is defined as the asset(s) financed as a part of the AGENCY financial assistance and/or other collateral deemed necessary by the field office. If such evidence is not provided to the lender, the borrower must obtain, and maintain, a Standard Flood Insurance Policy
              (SFIP) or other appropriate special flood hazard insurance in amounts and coverages equal to the lesser of (1) the insurable value of the property or (2) the maximum amount of coverage available. Borrower can show that special flood hazard insurance has been acquired by submitting a copy of the policy or providing evidence of premium payment for the appropriate coverage to a licensed insurance agent. Borrower will not be eligible for either any future disaster assistance or AGENCY business loan assistance if the special flood hazard insurance is not maintained as stipulated herein throughout the entire term of this loan.

              As evidence that the properties are not located within a special flood hazard area subject to flooding, mudslides or erosions, the lender may rely on a determination of special flood hazard area status by the borrower's property & casualty insurance company, real estate appraiser, title insurance company, a local government Agency or other authoritative source acceptable to Agency which would ordinarily have knowledge of the special flood hazard area status for the properties.

        5. Borrower and Gurantors shall provide and maintain hazard insurance on all business personal property in such amounts and for such coverage as shall be satisfactory in all respects to lender. Said insurance shall be maintained for the life of
              the  loan.   Policy  coverage  on  personal  property  shall
              designate Lender as loss payee under a standard lender's loss payable clause and shall provide a minimum of 10 days written notice to lender prior to cancellation.

STANDBY PROVISIONS

        6. Standby Agreement of Smith-Midland Corporation, covering the total amount of Borrower's indebtedness to related parties in the amount of $116,000

REAL ESTATE PROVISIONS

        7. Prior to first disbursement on this loan, Lender to have satisfactory evidence that all real estate taxes have been paid.


CORPORATION PROVISIONS

        8.     Corporate Requirements of SMITH-MIDLAND CORPORATION, :

        Prior to first disbursement on this loan, SMITH-MIDLAND CORPORATION, to provide Lender with:

               a) Resolution of Board of Directors
               b) Certificate of Good Standing from the Secretary of State's
                  Office.
               c) Affidavit of Secretary of Corporation listing names
                  of Stockholders and numbers of shares owned by each to be the same as set forth in the loan application.

         Borrower agrees that it will not authorize nor issue additional shares of its capital stock, nor sell, transfer, or redeem any of its outstanding shares of corporate stock without the prior written consent of Lender.

            9. Corporate Requirements of Smith-Midland Corporation, a Virginia corporation.:

            Prior to first disbursement on this loan, Smith-Midland Corporation, a Virginia corporation to provide Lender with:

                  a)    Resolution of Board of Directors
                  b) Certificate of Good Standing from the Secretary of State's Office.
                  c) Affidavit of Secretary of Corporation listing names of Stockholders and numbers of shares owned by each to be the same as set forth in the loan application.

            Guarantor agrees that it will not authorize nor issue additional shares of its capital stock, nor sell, transfer, or redeem any of its outstanding shares of corporate stock without the prior written consent of Lender.


        10. Corporate Requirements Easi-Set Industries, Inc., a Virginia corporation.:

            Prior to first  disbursement  on this loan,  Easi-Set  Industries,
                  Inc., a Virginia corporation. to provide Lender with:

                  a)    Resolution of Board of Directors
                  b) Certificate of Good Standing from the Secretary of State's Office.
                  c) Affidavit of Secretary of Corporation listing names of Stockholders and numbers of shares owned by each to be the same as set forth in the loan application.

            Guarantor agrees that it will not authorize nor issue additional shares of its capital stock, nor sell, transfer, or redeem any of its outstanding shares of corporate stock without the prior written consent of Lender.

         11. Corporate Requirements Smith-Carolina Corporation, a North Carolina corporation:

            Prior to first disbursement on this loan Smith-Carolina Corporation, a North Carolina corporation to provide Lender with:

                  a) Resolution of Board of Directors
                  b) Certificate of Good Standing from the Secretary of State's
                     Office.
                  c) Affidavit of Secretary of Corporation listing names of
                     Stockholders and numbers of shares owned by each to be the same as set forth in the loan application.

            Guarantor agrees that it will not authorize nor issue additional shares of its capital stock, nor sell, transfer, or redeem any of its outstanding shares of corporate stock without the prior written consent of Lender.

12.   Corporate Requirements Concrete Safety Systems, Inc., a
      Virginia corporation:

            Prior to first disbursement on this loan Concrete Safety Systems,
                  Inc., a Virginia corporation to provide Lender with:

                  a) Resolution of Board of Directors
                  b) Certificate of Good Standing from the Secretary of State's
                     Office.
                  c) Affidavit of Secretary of Corporation listing names of
                     Stockholders and numbers of shares owned by each to be the same as set forth in the loan application.

            Guarantor agrees that it will not authorize nor issue additional shares of its capital stock, nor sell, transfer, or redeem any of its outstanding shares of corporate stock without the prior written consent of Lender.

13.   Corporate Requirements Midland Advertising & Design, Inc., a
                  Virginia corporation:

            Prior to first disbursement on this loan Midland Advertising &
                  Design, Inc., a Virginia corporation to provide Lender with:

                  a) Resolution of Board of Directors
                  b) Certificate of Good Standing from the Secretary of State's
                     Office.
                  c) Affidavit of Secretary of Corporation listing names of
                     Stockholders and numbers of shares owned by each to be the same as set forth in the loan application.

            Guarantor agrees that it will not authorize nor issue additional shares of its capital stock, nor sell, transfer, or redeem any of its outstanding shares of corporate stock without the prior written consent of Lender.

14.   Borrower  agrees  to  comply  with all  existing  and  future  state and federal regulations governing the handling, storage and use of any and all hazardous, toxic, or otherwise regulated, substances or materials; and further covenants that he will permit no such materials or substances or by-products or wastes thereof, to be permanently stored at the facility, and that borrower will operate the facility in such a manner that the site will remain free of contaminating materials, wastes, by products or substances.

15.    Borrower agrees to comply with all existing and future state and federal regulations governing the maintenance and emplacement of underground storage tanks and further covenants that borrower will permit no petroleum base waste or hazardous waste to be stored at the site, and that he will operate the business in such a manner that the site will remain free of such contamination waste.

MISCELLANEOUS PROVISIONS

16.    Unfinanced fixed asset expenditures are limited to $300,000 per annum for a five year period.

17.    Tangible net worth of Borrower shall be at least 10% of tangible assets upon closing the $4,000,000 loan and shall be evidenced by a proforma balance sheet prepared by a CPA.

18.    Corporate Borrower's debt to net worth ratio, as defined under generally accepted accounting principles, shall not exceed 4.00x at 12/31/97, 3.75x at 12/31/98, and 3.50x at 12/31/99 and
                  annually thereafter, measured annually based on the Borrower's 12/31 fiscal year end CPA-audited financial statements.

19.    Corporate Borrower shall maintain minimum working capital, as defined under generally accepted accounting principles, of at least $1 (i.e. positive working capital), measured annually based on the Borrower's 12/31 fiscal year end CPA-audited financial statements.

20.    Corporate Borrower's current ratio, as defined under generally accepted accounting principles, shall be at least 1.0x, measured annually based on the Borrower's 12/31 fiscal year end CPA-audited financial statements.

21.    Borrower  will  not,  prior  to  payment  in  full  of the  indebtedness evidenced by the Note, without prior written consent of the holder of the Note, pledge, mortgage or otherwise cause or permit to be encumbered in any manner whatsoever any of
                  Borrower's  property  or  assets,   whether  then  owned  or
                  thereafter acquired. However, the holder of the Note will permit Chattel Mortgages on purchased equipment not to exceed $200,000 on an annual basis so long as the Borrower is not in default of any of its obligations.



22.     Total Annual salaries or drawings by Rodney Smith including bonuses, commissions or other compensation, shall be limited to $350,000, with annual increases not to exceed 20%, provided that Smith-Midland Corporation reports a net profit.

23.      During the term of the Loan, the Borrower shall not assume or agree to pay any debt, liability, or obligation of others.

24.      Opinion Letter of Borrower's Counsel.

5. Parties Affected - This Agreement shall be binding upon Borrower and Borrower's successors and assigns. No provision stated herein shall be waived without the prior written consent of Agency. The Loan shall be administered as provided in the Guaranty Agreement. The terms and conditions of this Authorization and Loan Agreement shall survive the Loan Closing and shall not be merged into the Loan Documentation notwithstanding any provisions to the contrary contained herein.

FIRST NATIONAL BANK OF NEW ENGLAND


------------------------------------------------------------------------------
By    Mark Korman,  Vice President                    Date

Borrower hereby agrees to the conditions imposed herein and further agrees that the terms and conditions herein are for the benefit of, and may be enforced by, Lender and Agency. This Authorization and Loan Agreement and amendments constitute the Loan Agreement between Lender and Borrower.

------------------------------------------------------------------------------
SMITH-MIDLAND CORPORATION,                            Title            Date

------------------------------------------------------------------------------
Smith-Midland Corporation, a Virginia corporation     Title            Date

------------------------------------------------------------------------------
Easi-Set Industries, Inc., a Virginia corporation     Title            Date

------------------------------------------------------------------------------
Smith-Carolina Corporation, a North Carolina
corporation.                                          Title            Date

------------------------------------------------------------------------------
Concrete Safety Systems, Inc., a Virginia corporation Title            Date
------------------------------------------------------------------------------
Midland Advertising & Design, Inc., a Virginia
corporation                                           Title            Date

NOTE: Corporate applicants must execute Authorization in corporate name, by duly authorized officer, and seal must be affixed and duly attested; partnership applicants must execute in firm name, together with signature of a General Partner.

------------------------------------------------------------------------------
INSTRUCTIONS:  INDICATE THE PARAGRAPHS BEING CERTIFIED AND AGREED TO BY
HAVING THE OBLIGOR INITIAL NEXT TO THE APPROPRIATE PARAGRAPHS, PRIOR TO
SIGNING.
------------------------------------------------------------------------------


                        CERTIFICATION AND LOAN AGREEMENT

      The United States Department of Agriculture Rural Business Cooperative Service (f/k/a/ Farmers Home Administration) ("Agency") in order to induce FIRST NATIONAL BANK OF NEW ENGLAND ("Lender") to make a guaranteed Loan ("Loan") to SMITH-MIDLAND CORPORATION, a Delaware corporation ("Borrower"), and in consideration therefor, Borrower and (if applicable)___________N/A ________________ ("Operating Company"), SMITH-MIDLAND CORPORATION, a Virginia corporation, SMITH-CAROLINA CORPORATION, a North Carolina corporation, EASI-SET INDUSTRIES, INC., a Virginia corporation, CONCRETE SAFETY SYSTEMS, INC., a Virginia corporation, and MIDLAND ADVERTISING & DESIGN, INC., a Virginia corporation, the guarantors of the Loan (collectively, the "Guarantors") (the Borrower, Operating Company, if applicable and the Guarantors are singularly or collectively, "Obligor") hereby certifies to, and agrees and covenants with, the Lender and the Agency and their respective successors and assigns, as follows:

I.  CERTIFICATIONS

The Obligor hereby certifies:

____a. Adverse Change - That there has been no material adverse change in Obligor's financial condition, organization, operations or fixed assets or mortgaged real estate since the date the Loan application was signed.

____b.   [INTENTIONALLY DELETED]

____c. Current Taxes - That Obligor is current on all federal, state and local taxes, including, but not limited to, income taxes, payroll taxes, real estate taxes and sales taxes.

____d.   Environmental - that:

         1) At the time Obligor submitted the Loan application, Obligor was in material compliance with all local, state and federal environmental laws and regulations pertaining to environmental contamination;
         2) Obligor has complied, and will continue to comply, with these laws and regulations;
         3) Obligor has no knowledge of any environmental contamination of any real or personal property pledged as collateral of the Loan which violates any such laws and regulations (other than what was disclosed in connection with the Environmental Investigation of the Virginia and North Carolina properties performed by EMG, dated March 18 and March 26, 1998);
         4) Obligor assumes full responsibility for all costs incurred in any clean-up of environmental contamination and agrees to indemnify and hold harmless Lender and the Agency against payment of any such costs (Lender or Agency may require Obligor to execute a separate indemnification agreement);
         5) Until full repayment of Loan, Obligor will promptly notify Lender and the Agency if it knows, suspects or believes there may be any environmental contamination in or around the real property securing the Loan, or if Obligor and/or such property are subject to any investigation or enforcement action by any Governmental agency pertaining to any environmental contamination of the property.

____e. Bankruptcy - That no petition in bankruptcy has been filed by, or to the undersigneds' knowledge, against the Obligor or any Guarantor of the Loan as of the date hereof.

____f. Liens - That within the preceding thirty (30) days, neither the Obligor nor any Guarantor of the Loan has granted a security interest in any of the collateral given as security for the Loan, nor has the Obligor or any such Guarantor suffered the imposition of any involuntary and/or judicial liens or encumbrances upon the loan collateral.

____g. Legal Proceedings - That there are no pending, or to the undersigneds' knowledge, threatened legal proceedings to which the Obligor or any Guarantor is a party, or to which the loan collateral or mortgaged real estate are subject, nor any contingent liabilities of the Obligor or any Guarantor which will adversely affect the transactions contemplated in connection with the Loan, except as may be disclosed in the Loan application or in an addendum hereto.

____h. Obligations - That the financial obligations of the Obligor and each Guarantor of the Loan are current and not in material default. Obligor and any such Guarantor are not in material default under any current agreement or obligations binding upon Obligor or any such Guarantor, and the Loan will not violate or be in conflict with or constitute a default under any guaranty, obligation or agreement to which Obligor or any Guarantor are bound.

____i. No Breach - That neither the execution and delivery of the Loan agreements, the consummation of the transactions contemplated thereby, nor the fulfillment of or compliance with the terms and conditions of such agreements is prevented by, limited by, or conflicts with or results in a breach of the terms, conditions or provisions of any restriction or any evidence of indebtedness, agreement or instrument of whatever nature to which Obligor or any Guarantor are now a party or by which Obligor or any Guarantor are bound, or constitutes a default under any of the foregoing.

____j. Mechanics Liens - That within the last ninety (90) days, including the date hereof, no person, firm or corporation has furnished any labor, services or materials in connection with the construction or repair of any buildings or improvements on any of the mortgaged real estate, or on any adjoining property of the mortgagor, the obligations for which have not been paid, and that no person, firm or corporation is entitled to any mechanic's lien on said mortgaged real estate.

___k. Execution - That all parties to the Loan agreements have executed the documents freely and voluntarily, after due examination and study of the terms and conditions thereof, for good and fair consideration received by them as of the date of execution.

____l. Capacity - That no party to the Loan agreements is presently under legal, physical, mental or contractual disability, so as to be prohibited from, or incapable of, consummating the Loan transaction and/or performing their obligations and duties in accordance with the terms and provisions of the Loan agreements.

____m. Mortgaged Premises - That the mortgagor of any mortgaged real estate has good and indefeasible right, title and interest in fee simple in and to the premises, and that all necessary governmental permits and approvals for the present use thereof, including, without limitation, subdivision and occupancy approval, have been obtained.

____n. Legal Representation - That at the time of the closing, the undersigned was not represented by the Law Firm of Updike, Kelly & Spellacy, P.C. or Tydings & Rosenberg LLP nor any agent or representative thereof, nor did they pay any fee or compensation to the Law Firm of Updike, Kelly & Spellacy, P.C. or Tydings & Rosenberg LLP for personal representation in this transaction.

____o.   [INTENTIONALLY DELETED].

____p.   Taxpayer   Identification   Numbers  -  That  the  correct   taxpayer
         identification numbers for the undersigned are as follows:

                  NAME                          TAXPAYER I.D. NO.

            Smith-Midland Corporation, a              54-0881620
               Virginia corporation
            Smith-Carolina Corporation, a             56-1173767
               North Carolina corporation
            Concrete Safety Systems, Inc., a          54-1043335
               Virginia corporation

            Easi-Set Industries, Inc., a              54-1086270
               Virginia corporation
            Midland Advertising & Design, Inc.        54-1396603
               A Virginia corporation

____q. Commercial Transaction - That the Loan is a commercial transaction, and the documents delivered to the Lender in connection with the Loan, including, without limitation, the Note, the Deed(s) of Trust and Security Agreement, are executed and delivered as part of a commercial transaction.

____r. ERISA - That the Obligor and each Subsidiary or Affiliate of Obligor is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), as it may be amended from time to time.

____s. Organization - That Smith-Midland Corporation, Easi-Set Industries, Inc., Concrete Safety Systems, Inc. and Midland Advertising & Design, Inc. are corporations duly organized under the laws of the Commonwealth of Virginia with a principal place of business at 5119 Catlett Road, Midland, Virginia 20728; that Smith-Midland Corporation, the Borrower, is a corporation organized under the laws of the State of Delaware with a principal place of business at 5119
         Catlett Road, Midland, Virginia 20728; and that Smith-Carolina Corporation is a corporation duly organized under the laws of the State of North Carolina with a principal place of business at 1088 Highway 85, Reidsville, North Carolina 27320.

         That _______N/A___________ is a partnership duly organized under the laws of the State of ______N/A__________ with a principal place of business _________N/A_____________.

         That _______N/A___________ is a limited liability company duly organized under the laws of the State of ______N/A__________ with a principal place of business at __________N/A_______________.

____t.   Other
         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

II.   AFFIRMATIVE COVENANTS

      The Obligor shall, and hereby agrees and covenants to:

____a. Reimbursable Expenses - Reimburse Lender for expenses incurred in the making and administration of the Loan.

____b.   Books, Records and Reports -

             (i) Keep proper books of account in a manner satisfactory to
                 Lender;
            (ii) Furnish year-end statements to Lender within ________ (__) days
                 (if not filled in then one hundred twenty (120) days) of fiscal year end;
           (iii) Furnish additional financial statements or reports whenever Lender requests them;
            (iv) Allow Lender and/or the Agency to:
                 (A) Inspect and audit books, records and papers relating to
                     Obligor's financial or business condition; and
                 (B) Inspect and appraise any of Obligor's assets; and
                 (C) Allow all government authorities to furnish reports of examinations, or any records pertaining to Obligor, upon request by Lender or the Agency.

____c.   [INTENTIONALLY DELETED]

____d. American-Made Products - To the extent feasible, purchase only American-made equipment and products with the proceeds of the Loan.

____e. Taxes - Pay all federal, state and local taxes, including, without limitation, income, payroll, real estate and sales taxes of the Obligor's business when they come due.

____f. Occupancy - Occupy, at all times during the term of the Loan, at least 51% of the total square footage and 100% of the renovated square footage of rentable property. Obligor certifies that it will not use Loan proceeds to improve or renovate any of the space leased to third parties.

____g. Other Documents - Provide Lender with all additional certifications, documents or other information Lender is required to obtain from Obligor or any third party pursuant to the Authorization issued by the Agency to Lender in connection with the Loan (the "Authorization");

____h. Execution - Execute a note and any other documents required by Lender;

____i. Compliance with Authorization - Do everything necessary for Lender to comply with the terms and conditions of the Authorization, including, without limitation, acquire and maintain for the term of the Loan all insurance required by the Lender for such amounts and in such forms as the Lender may require, including, without limitation, real estate hazard insurance, personal property hazard insurance, flood insurance, life insurance and liability insurance. Any and all such policies shall contain all endorsements or special clauses as may be required by the Authorization.

____j.   Other -
         ___________________________NONE______________________________________

         _____________________________________________________________________

         _____________________________________________________________________

         _____________________________________________________________________

III.  NEGATIVE COVENANTS

      The Obligor shall not, without Lender's prior written consent:

_____a. Distributions - Make any distribution of company assets that will adversely affect the financial condition of the Obligor.

_____b. Ownership Changes - Change the ownership structure or interests in the Obligor during the term of the Loan.

_____c. Transfer of Assets - Sell, lease, pledge, encumber (except by purchase money liens on property acquired after the date of the Note), or otherwise dispose of any of Obligor's property or assets, except in the ordinary course of business.

_____d. Fixed Asset Limitation - Acquire by purchase or lease agreement any fixed assets totaling more than $500,000 in any year with no more than $300,000 for unfinanced expenditures for a five year period, and $200,000 for financed expenditures.

_____e. Location Limitation - Acquire by purchase or by lease any additional locations.

 _____f. Limitation on Compensation - Give annual increases to compensation of corporate officers in excess of five percent (5%). No increases may be made unless a profit was earned in the most recent fiscal year and Borrower is in compliance with the terms and conditions of this Agreement.

_____g.  Other
         --------------------------------------------------------------------

         --------------------------------------------------------------------


         --------------------------------------------------------------------


         --------------------------------------------------------------------

IV.  MISCELLANEOUS

_____a. The terms and conditions hereof shall be binding upon each and every Obligor and shall inure to the benefit of the Lender and its successors and assigns.

_____b.  The terms and conditions hereof shall survive the closing of the Loan.

_____c. If any Obligor fails to abide by any of the agreements and/or covenants contained herein or in the Authorization (as it applies to any such Obligor), and/or if any of the certifications made herein proves at any time to be incorrect or untrue, it shall constitute an event of default under the documents evidencing, securing and/or governing the Loan, immediately entitling the Lender to any and all rights and remedies it may have thereunder, including without limitation, the right to accelerate all sums due under the Loan.



      This Certification and Loan Agreement is executed under seal this 25 day of June, 1998.




WITNESS/ATTEST:                         BORROWER:


                                        SMITH-MIDLAND CORPORATION, a Delaware
                                        corporation

/s/ Wesley A. Taylor                    By: /s/ Rodney I. Smith [SEAL]
-----------------------------           ------------------------------------
Name: Wesley A. Taylor                  Name: Rodney I. Smith

                                        Title: President


WITNESS/ATTEST:                           GUARANTOR:


                                          SMITH-MIDLAND CORPORATION,
                                          a Virginia corporation


                                          By: /s/ Rodney I. Smith  [SEAL]
                                          ----------------------------
                                          Name: Rodney I. Smith
                                          Title: President


                                          EASI-SET INDUSTRIES, INC.,
                                          a Virginia corporation


                                          By:  /s/ Rodney I. Smith [SEAL]
                                          ----------------------------
                                          Name: Rodney I. Smith
                                          Title: Chairman of the Board

                                          SMITH-CAROLINA CORPORATION,
                                          a North Carolina corporation


                                          By: /s/ Rodney I. Smith [SEAL]
                                          ----------------------------
                                          Name: Rodney I. Smith
                                          Title: President


                                          CONCRETE SAFETY SYSTEMS, INC.,
                                          a Virginia corporation


                                          By: /s/ Rodney I. Smith [SEAL]
                                          ----------------------------
                                          Name: Rodney I. Smith
                                          Title: President


                                          MIDLAND ADVERTISING & DESIGN,  INC.,
                                          a Virginia corporation




                                          By: /s/ Rodney I. Smith [SEAL]
                                         ----------------------------
                                          Name: Rodney I. Smith
                                          Title: President

COMMONWEALTH OF VIRGINIA      )
                              )     to wit:
CITY OF RICHMOND              )
        --------

      The foregoing instrument was acknowledged before me in my jurisdiction aforesaid, this 25th day of June, 1998 by Rodney I. Smith, President of SMITH-MIDLAND CORPORATION, a Delaware corporation, on behalf of the corporation.


[NOTARIAL SEAL]                              /s/ Denise K. Kein
                                        --------------------------
                                                Notary Public
My Commission Expires: June 30, 1999
                      ---------------


                                    * * *
COMMONWEALTH OF VIRGINIA          )
                                  )     to wit:
CITY OF RICHMOND                  )
        --------

      The foregoing instrument was acknowledged before me in my jurisdiction aforesaid, this 25th day of June, 1998 by Rodney I. Smith, President of SMITH-MIDLAND CORPORATION, a Virginia corporation, on behalf of the corporation.


[NOTARIAL SEAL]                                /s/ Denise D. Kein
                                        -----------------------------
                                                Notary Public
My Commission Expires: June 30, 1999
                     ----------------

COMMONWEALTH OF VIRGINIA      )
                              )     to wit:
CITY OF RICHMOND              )
        --------

      The foregoing instrument was acknowledged before me in my jurisdiction aforesaid, this 25th day of June, 1998 by Rodney I. Smith, Chairman of the Board of EASI-SET INDUSTRIES, INC., a Virginia corporation, on behalf of the corporation.


[NOTARIAL SEAL]                                Denise D. Kein
                                        -------------------------
                                                Notary Public
My Commission Expires: June 30, 1999
                       -------------


                                    * * *
COMMONWEALTH OF VIRGINIA      )
                              )     to wit:
CITY OF RICHMOND              )

      I, a Notary Public of the County and State aforesaid, certify that Wesley
A. Taylor personally appeared before me this day and acknowledged that he is Secretary of Smith-Carolina Corporation, a North Carolina corporation, and that by authority duly given and as an act of the corporation, the foregoing instrument was signed in its name by its President, sealed with its corporate seal and attested by him as its Secretary.

      Witness my hand and official stamp or seal, this 25th day of June, 1998.


[NOTARIAL SEAL]                             /s/ Denise D. Kein
                                        ------------------------
                                                Notary Public
My Commission Expires: June 30, 1999
                      ---------------

COMMONWEALTH OF VIRGINIA            )
                                    )     to wit:
CITY OF RICHMOND                    )

      The foregoing instrument was acknowledged before me in my jurisdiction aforesaid, this 25th day of June, 1998 by Rodney I. Smith, President of CONCRETE SAFETY SYSTEMS, INC., a Virginia corporation, on behalf of the corporation.


[NOTARIAL SEAL]                            /s/ Denise D. Kein
                                         --------------------------
                                                Notary Public
My Commission Expires: June 30, 1999
                       -------------


                                    * * *

COMMONWEALTH OF VIRGINIA      )
                              )     to wit:
CITY OF RICHMOND              )

      The foregoing instrument was acknowledged before me in my jurisdiction aforesaid, this 25th day of June, 1998 by Rodney I. Smith, President of MIDLAND ADVERTISING & DESIGN, INC., a Virginia corporation, on behalf of the corporation.


[NOTARIAL SEAL]                              /s/ Denise D. Kein
                                --------------------------------------
                                                Notary Public
My Commission Expires: June 30, 1999
                       -------------